                                                                  EXHIBIT 10.31

                                 FIRST AMENDMENT


          This First Amendment ("Amendment") entered into as of March 6, 1998, amends the Amended and Restated Credit Enhancement Umbrella Agreement dated as of June 30, 1997 ("Agreement"), among MCA FINANCIAL CORP., MCA MORTGAGE CORPORATION, MORTGAGE CORPORATION OF AMERICA and the BOARD OF TRUSTEES OF THE POLICEMEN & FIREMEN RETIREMENT SYSTEM OF THE CITY OF DETROIT.

          The facts underlying this Amendment are as follows:

          A. The parties wish to reduce permanently the aggregate amount of the Credit Enhancement product which the Fund may provide under the Agreement.

          B. The parties also wish to make certain other modifications to the Agreement.

          NOW, THEREFORE, the parties agree as follows:

          1. Definitions. Capitalized terms used in the Amendment and not otherwise defined have the meanings those terms have in the Agreement.

          2. Limit of Exposure. Section 2.3 of the Agreement is amended to read in its entirety as follows:

               2.3 Limit of Exposure. The maximum aggregate amount of all obligations (including liabilities), actual or contingent, direct or indirect, of the Fund for the Credit Enhancement shall never at one time exceed Fifteen Million Dollars ($15,000,000.00).

          3. Option to Acquire Stock. Article 7 of the Agreement is amended as follows:

               a. The first sentence of Section 7.2(b)(i)(A) is deleted and replaced with the following:

                    The Fund may elect to purchase from MCAF up to the number of shares of common stock of MCAF set forth in Section 7.4 at the purchase price specified in Section 7.5, which election shall be effective immediately prior to the effectiveness of the registration statement for the Public Offering. In addition, simultaneously with the effectiveness of that election (that is, immediately prior to the effective time of the registration statement for the Public Offering), the shares so purchased by the Fund shall be deemed sold by MCAF and purchased by the Fund and any shares surrendered by the Fund pursuant to a cashless exercise under Section 7.5(c) shall be deemed canceled

               b. The first sentence of Section 7.2(b)(i)(C) is deleted and replaced with the following:

                    If the Fund has delivered, and not withdrawn, a written election pursuant to subsection (b)(i)(A) or has reaffirmed its election pursuant to subsection (b)(i)(B), MCAF shall deliver to the Fund immediately prior to the effective date of the registration statement for the Public Offering a written notice setting forth the number of shares which the Fund is obligated to purchase, the purchase price thereof and the manner in which it was calculated, and the anticipated date, time and place of the closing of the Public Offering.

               c. A new paragraph (f) shall be added to Section 7.2 reading as follows:

                    (f) MCAF covenants and agrees to fix prior to the effectiveness of the registration statement for the Public Offering, by agreement with the underwriters of the Public Offering, the price per share of the Common Stock being sold in the Public Offering.

               d. A new sentence is added at the end of Section 7.5(c) reading as follows:

                    If the Fund elects to pay for the stock by a cashless exercise, the election shall be effective immediately prior to the effectiveness of the registration statement for the Public Offering.

               e. A new Section 7.10 is added as follows:

                    Section 7.10. Demand Registration Rights Agreement. The parties acknowledge that they will enter into a registration rights agreement giving the Fund the right, at any time beginning nine months after the closing of an initial public offering of MCAF common stock registered under the Securities Act of 1933, as amended, at MCAF expense, to require MCAF to register MCAF common stock held by the Fund. The terms of the agreement shall be reasonably satisfactory to the parties.

          4. Credit Agreement. The parties agree that on or prior to the effectiveness of this Amendment, one of the following has occurred: (i) the 10/97 Revolving Credit Agreement (Secured) dated as of October 31, 1997 (the "Credit Agreement"), among the Companies as Borrowers, Texas Commerce Bank National Association (now known as Chase Bank of Texas, N.A.), as Agent (the "Agent"), and the Lenders identified therein has been amended to reduce the "Aggregate Committed Sum" to never more than a maximum of Fourteen Million Two Hundred Fifty Thousand Dollars ($14,250,000.00), with no right to increase or otherwise reinstate any of the amount reduced without the Fund's prior written consent, such amendment to be in form and substance satisfactory to the Fund, or
(ii) the Agent has provided to the Fund such written assurances as the Fund required under the Credit Agreement as have satisfied the Fund in its absolute discretion that such "Aggregate Committed Sum" has been irreversibly so reduced.

          5. Approval. The Agent will, as a condition precedent to the effectiveness of this Amendment, consent thereto.

          6. Continued Effect. Except as specifically amended by this Amendment, the Agreement shall remain in full force and effect.

          IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed and delivered as of the date first set forth above.


MCA FINANCIAL CORP.                        MCA MORTGAGE CORPORATION

By: _______________________________        By: _________________________________

Its: ______________________________        Its: ________________________________


MORTGAGE CORPORATION OF AMERICA            BOARD OF TRUSTEES OF THE
                                           POLICEMEN & FIREMEN RETIREMENT
                                           SYSTEM OF THE CITY OF DETROIT

By: _______________________________        By: _________________________________

Its: ______________________________        Its: ________________________________


                                           By: _________________________________

                                           Its: ________________________________


                                       -3-